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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement of Sprott Physical Gold and Silver Trust (the "Trust") on Form F-10 of our Report of Independent Registered Public Accounting Firm dated March 28, 2018 on the financial statements of Sprott Physical Gold and Silver Trust comprising the statement of financial position as at December 31, 2017, the statements of comprehensive income (loss), changes in equity and cash flows for the period October 26, 2017 to December 31, 2017, and notes, comprising a summary of significant accounting policies and other explanatory information, and our Report of Independent Registered Public Accounting Firm dated March 28, 2018 on the effectiveness of internal control over financial reporting of Sprott Physical Gold and Silver Trust as of December 31, 2017.

Chartered Professional Accountants, Licensed Public Accountants
February 13, 2019
Toronto, Canada

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  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm